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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Uranium Resources, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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URANIUM RESOURCES, INC.
650 South Edmonds, Suite 108
Lewisville, TX 75607
972-219-3330

NOTICE OF SOLICITATION OF STOCKHOLDERS' CONSENTS

To the Stockholders of URANIUM RESOURCES, INC.:

        NOTICE IS HEREBY GIVEN that Uranium Resources, Inc., a Delaware corporation (the "Company"), is soliciting the consent of its stockholders to the following actions:

        1.     To approve an amendment to the Company's 1995 Stock Incentive Plan to increase the number of shares of the Company's Common Stock, $0.001 par value per share, eligible for issuance under the Plan from 4,000,000 shares to 12,000,000 shares.

        Only stockholders of record at the close of business on November 1, 2004, are entitled to notice of and to receive the form of consent.

PURSUANT TO RESOLUTION ADOPTED BY THE BOARD OF DIRECTORS YOU MAY DELIVER THE ENCLOSED STOCKHOLDERS' CONSENT TO THE COMPANY BY SENDING A FACSIMILE OF YOUR SIGNED AND DATED CONSENT TO THE ATTENTION OF THE SECRETARY OF THE COMPANY AT (972) 219-3311. ONLY COMPLETE REPRODUCTIONS OF THE ORIGINAL CONSENT MAY BE ACCEPTED AS VALIDLY DELIVERED CONSENTS.

IN THE ALTERNATIVE, YOU MAY DATE AND SIGN THE ENCLOSED STOCKHOLDERS' CONSENT AND RETURN IT PROMPTLY EITHER BY HAND OR BY MAIL IN THE ENCLOSED ENVELOPE. YOUR VOTE IS IMPORTANT.

By Order of the Board of Directors
/s/ THOMAS H. EHRLICH Thomas H. Ehrlich, Secretary

Lewisville, Texas
November 3, 2004

URANIUM RESOURCES, INC.
650 South Edmonds, Suite 108
Lewisville, TX 75607
972-219-3330

PROXY STATEMENT

FOR

SOLICITATION OF STOCKHOLDERS' CONSENTS

        This Proxy Statement is furnished to stockholders of Uranium Resources, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of the consent of stockholders to the corporate action set forth in the accompanying Notice. The approximate date on which this Proxy Statement and the enclosed Consent will first be sent to stockholders is November 3, 2004. The Company is bearing the costs of producing and distributing this Proxy Statement.

ACTION TO BE TAKEN BY CONSENT

        Stockholders are requested to consent to an amendment to the Company's 1995 Stock Incentive Plan (the "1995 Plan") to increase the number of shares of the Company's Common Stock eligible for issuance under the 1995 Plan from 4,000,000 shares to 12,000,000 shares.

        A consent may be revoked at any time by a stockholder by giving written notice to the Secretary of the Company, which notice must be received prior to the time at which the Company has received the requisite number of consents necessary to approve the proposed corporate action for which the stockholder intends to revoke its consent.

        Stockholders are encouraged to return consents as soon as possible. A consent will not be effective to take the action set forth in the Notice unless it is received by the Company by January 8, 2005.

        Pursuant to resolution adopted by the Board of Directors you may deliver the enclosed consent to the Company by sending a facsimile of your signed and dated consent to the attention of the Secretary of the Company at (972) 219-3311. Only complete reproductions of the original consent may be accepted as validly delivered consents.

        In the alternative, you may date and sign the enclosed stockholders' consent and return it promptly either by hand or by mail in the enclosed envelope.

        The Secretary of the Company will count the votes.

VOTING SECURITIES

        The record date set by the Board of Directors to determine those stockholders entitled to consent to the corporate action is November 1, 2004. Only stockholders of record at the close of business on that date will be entitled to consent to the corporate action. At the close of business on that date, there were issued and outstanding 129,631,198 shares of the Company's Common Stock entitled to one vote per share.

        Under the rules and regulations of the Internal Revenue Code and the terms of the 1995 Plan, the consent of the holders of a majority of the shares as to which consents are submitted to the Company (but not less than a majority of the shares necessary to constitute a quorum at a meeting of stockholders) is required to amend the 1995 Plan to increase the number of shares of the Company's Common Stock eligible for issuance under the 1995 Plan from 4,000,000 to 12,000,000. Under Delaware law and the Company's Bylaws a quorum is present at a meeting of stockholders when 33 1/3% of the outstanding shares are present.

        Abstention from consenting will have the practical effect of voting against the foregoing matters since it is one less consent for approval.

Beneficial Ownership of the Company's Common Stock

        The following table sets forth, as of July 15, 2004, certain information regarding persons known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock. Shown separately in the second table below is information regarding the beneficial ownership of the Company's Common Stock by (i) each director of the Company, (ii) each of the executive officers, and (iii) all directors and executive officers as a group.

Principal Stockholders

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Zesiger Capital Group, LLC 320 Park Avenue New York, NY 10022	48,278,274	(3)	37.6%
Rudolf J. Mueller c/o The Winchester Group 153 East 53rd Street, Suite 5101 New York, NY 10022	13,908,728	(4)	10.1%
William D. Witter, Inc. 153 East 53rd Street New York, NY 10022	15,559,679	(5)	12.2%

(1)
Each person has sole voting and investment power with respect to the shares listed, unless otherwise indicated. Beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power.

(2)
The shares owned by each person, and the shares included in the total number of shares outstanding, have been adjusted, and the percentages owned have been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934. Shares subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person.

(3)
Includes 22,641,124 shares as to which Zesiger Capital Group, LLC ("ZCG") holds dispositive power and 8,484,468 shares as to which they hold voting power for shares that are owned by their investment advisory clients. ZCG disclaims beneficial ownership of all of these shares.

(4)
Includes (i) 78,300 shares owned by members of Mr. Mueller's family in which Mr. Mueller shares voting and dispositive power, (ii) 1,125,000 shares obtainable at $0.12 per share pursuant to warrants that are exercisable through August 21, 2005, and (iii) 225,000 shares that may be obtained by Mr. Mueller through deferred compensation plans of Uranium Resources, Inc. that are currently exercisable or will become exercisable within 60 days.

(5)
Includes 10,618,950 shares as to which William D. Witter, Inc. holds sole voting power for shares that are owned by their investment advisory clients.

Directors and Executive Officers

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Paul K. Willmott	3,577,748	(3)	2.6%
Leland O. Erdahl	562,303	(4)	0.4%
George R. Ireland	577,723	(5)	0.4%
Richard A. Van Horn	1,298,953	(6)	1.0%
Mark S. Pelizza	963,601	(7)	0.7%
Thomas H. Ehrlich	1,129,414	(8)	0.8%
All executive officers and directors As a group (6 persons)	8,109,792	(9)	5.9%

(1)
Each person has sole voting and investment power with respect to the shares listed, unless otherwise indicated. Beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power.

(2)
The shares owned by each person, and the shares included in the total number of shares outstanding, have been adjusted, and the percentages owned have been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934. Shares subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person.

(3)
Includes 3,534,485 shares that may be obtained by Mr. Willmott through the exercise of stock options and deferred compensation plans that are currently exercisable or will become exercisable within 60 days. Does not include 2,221,984 shares that may be obtained by Mr. Willmott through the exercise of stock options exercisable more than 60 days from the date hereof.

(4)
Includes 139,250 shares that may be obtained by Mr. Erdahl through the exercise of stock options and deferred compensation plans that are currently exercisable or will become exercisable within 60 days. Does not include 301,000 shares that may be obtained by Mr. Erdahl through the exercise of stock options exercisable more than 60 days from the date hereof.

(5)
Includes 507,000 shares that may be obtained by Mr. Ireland through the exercise of stock options and deferred compensation plans that are currently exercisable or will become exercisable within 60 days. Does not include 301,000 shares that may be obtained by Mr. Ireland through the exercise of stock options exercisable more than 60 days from the date hereof.

(6)
Includes 1,245,620 shares that may be obtained by Mr. Van Horn through the exercise of stock options and deferred compensation plans that are currently exercisable or will become exercisable within 60 days. Does not include 1,366,380 shares that may be obtained by Mr. Van Horn through the exercise of stock options exercisable more than 60 days from the date hereof.

(7)
Includes 692,080 shares that may be obtained by Mr. Pelizza through the exercise of stock options that are currently exercisable or will become exercisable within 60 days. Does not include 1,366,380 shares that may be obtained by Mr. Pelizza through the exercise of stock options exercisable more than 60 days from the date hereof.

(8)
Includes 1,097,014 shares that may be obtained by Mr. Ehrlich through the exercise of stock options and deferred compensation plans that are currently exercisable or will become exercisable within 60 days. Does not include 1,366,380 shares that may be obtained by Mr. Ehrlich through the exercise of stock options exercisable more than 60 days from the date hereof.

(9)
Includes 7,215,449 shares that may be obtained through the exercise of stock options and deferred compensation plans that are currently exercisable or will become exercisable within 60 days. Does not include 6,923,124 shares that may be obtained through the exercise of stock options exercisable more than 60 days from the date hereof.

EXECUTIVE COMPENSATION

        The following table sets forth certain information with respect to annual and long-term compensation for services in all capacities for the years ended December 31, 2003, 2002 and 2001 paid to our Chief Executive Officer and certain other executive officers.

Summary Compensation Table

Long-Term Compensation
Annual Compensation
Securities Underlying Options (#)
Name and Principal Position	Year	Salary ($)		Bonus ($)		Other Annual Compensation(1) ($)			All Other Compensation(2) ($)
Paul K. Willmott(3) Chairman, President and Chief Executive Officer	2003 2002 2001	$ $ $	114,552 199,092 199,092	$ $ $	0 0 0	$ $ $	366 9,425 1,283	— — 291,300	$ $ $	620 1,104 1,440
Richard A. Van Horn(4) Senior Vice President—Operations	2003 2002 2001	$ $ $	134,799 135,306 135,435	$ $ $	0 0 0	$ $ $	50 1,447 3,802	— — 64,000	$ $ $	1,092 1,122 1,616
Mark S. Pelizza Vice President—Health, Safety and Environmental Affairs	2003 2002 2001	$ $ $	68,902 105,340 105,340	$ $ $	0 0 0	$ $ $	2,635 6,849 4,584	— — 32,400	$ $ $	498 1,078 1,512
Thomas H. Ehrlich(5) Vice President and Chief Financial Officer	2003 2002 2001	$ $ $	56,303 105,237 105,237	$ $ $	0 0 0	$ $ $	1,321 3,909 0	— — 52,200	$ $ $	490 911 1,274

(1)
Represents amount paid for out of pocket medical and dental expenses under the Company's Supplemental Health Care Plan.

(2)
Represents contributions made by the Company under the Company's 401(k) Profit Sharing Plan (see "401(k) Profit Sharing Plan" below).

(3)
Salary for 2003, 2002 and 2001 includes $51,900, $90,000 and $90,000, respectively which was deferred under the 2001, 2002 and 2003 Deferred Compensation Plans.

(4)
Salary for 2003, 2002 and 2001 includes $20,800 that was deferred in each year under the Company's 2001, 2002 and 2003 Deferred Compensation Plans.

(5)
Salary for 2003, 2002 and 2001 includes $7,200, $16,250 and $16,250, respectively which was deferred under the Company's 2001, 2002 and 2003 Deferred Compensation Plans.

Supplemental Health Care Plan

        The Company has adopted a health care plan (the "Supplemental Plan") for the officers and certain of the employees who are also stockholders, which supplements the standard health care plan available to all eligible employees (the "Standard Plan"). The Supplemental Plan pays directly to the participant 80% of all out-of-pocket medical and dental expenses not covered under the Standard Plan, including deductibles and co-insurance amounts. Additionally, the Supplemental Plan provides to each participant $100,000 of accidental death and dismemberment insurance protection and a world wide medical assistance benefit. Each participant in the Supplemental Plan will receive a maximum annual benefit of $100,000. The Company pays an annual premium under the Supplemental Plan equal to $250 per participant plus 10% of claims paid. There are currently four officers and employees covered by the Supplemental Plan.

401(k) Profit Sharing Plan

        The Company maintains a defined contribution profit sharing plan for employees (the "401(k)") that is administered by a committee of trustees appointed by us. All Company employees are eligible to participate upon the completion of six months of employment, subject to minimum age requirements. Each year we make a contribution to the 401(k) out of our current or accumulated net profits (as defined) in an amount determined by the Board of Directors but not exceeding 20% of the total compensation paid or accrued to participants during such fiscal year. Our contributions are allocated to participants in amounts equal to 25% (or a higher percentage, determined at our discretion) of the participants' contributions, up to 4% of each participant's gross pay. For the plan year ended July 31, 2004 and 2003, we contributed amounts equal to 25% of the participant's contributions, up to 4% of gross pay. Participants become 20% vested in their Company contribution account for each year of service until full vesting occurs upon the completion of five years of service. Distributions are made upon retirement, death or disability in a lump sum or in installments.

Employees' Stock Option Plans

        Under our 1995 Stock Incentive Plan, as amended by the Board of Directors on June 2, 2004, subject to stockholder approval (the "1995 Plan"), incentive stock options and non-qualified options to purchase up to an aggregate of 12 million shares of Common Stock may be granted. The Stock Option Committee of the Board of Directors administers the 1995 Plan and has the full authority, subject to the provisions of the 1995 Plan, to determine to whom and when to grant options and the number of shares of Common Stock covered by each grant. As of June 30, 2004, 9,743,820 shares are reserved for issuance upon exercise of outstanding options granted under the 1995 Plan, and 2,256,180 shares were reserved for issuance pursuant to options that may be granted in the future. No shares have been issued upon the exercise of options under the 1995 Plan.

Deferred Compensation Plans

        We have five separate deferred compensation plans covering the years 1999 through 2004. Under these plans executive officers and directors of the Company and its subsidiaries were permitted to defer up to 100% of their 1999, 2000, 2001, 2002, 2003 and 2004 salary with payment thereof to be made on January 11, 2006. On or before that date, the participant may elect to receive the deferred amount in shares of our Common Stock valued at $0.375 under the 1999 deferred compensation plan and $0.20 per share under the 2000-2004 plans. As of September 30, 2004, a total of $809,809 has been deferred under such plans.

        A total of $241,690 was deferred under the 1999 Plan of which $133,450 was paid by issuing 355,861 shares of Common Stock at $0.375 per share. No elections have yet been made to convert any such amounts into shares under the plans for the years 2000 through 2004, except that Mr. Erdahl has converted deferred compensation of $78,000 into 390,000 shares of Common Stock at $0.20 per share.

Option Grants Since January 1, 2003

        No options were granted during the year ended December 31, 2003. On June 2, 2004 the Stock Option Committee granted the following options at $0.29 per share, which expire on June 1, 2014:

New Plan Benefits
1995 Stock Incentive Plan

Name and Position	Dollar Value ($)*		Number of Shares
Paul K. Willmott Chairman, President and Chief Executive Officer	$ $	534,800.00 252,700.00	1,528,000 722,000 (non-qualified)
Richard A. Van Horn Senior Vice President—Operations		$525,000	1,500,000
Thomas H. Ehrlich Vice President and Chief Financial Officer		$525,000	1,500,000
Mark S. Pelizza Vice President—Health, Safety and Environmental Affairs		$525,000	1,500,000
Executive Group		$2,362,500	6,750,000
Non-Executive Director Group		$0.00	0
Non-Executive Officer Employee Group		$0.00	0

*
Dollar Value information based on options at $0.29 per share and October 15 share price of $0.64 per share ($0.35 per share difference).

Aggregated Stock Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

        The following sets forth information with respect to each exercise of stock options during the fiscal year ended December 31, 2003 and the year-end value of unexercised options held by each of the executive officers named in the Summary Compensation Table.

Number of Securities Underlying Unexercised Options at Fiscal Year End (#)
Value of Unexercised In-The-Money Options at Fiscal Year End ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable/Unexercisable	Exercisable/Unexercisable
Paul K. Willmott(1)	—	—	100,000/0 100,000/0 40,200/0 37,670/0 26,280/0 40,000/0 562,500/187,500 291,300/0 19,000/0 1,000/0	** ** ** ** ** ** $28,125/$9,375 $17,478/$0 ** **
Richard A. Van Horn(2)	—	—	55,000/0 25,000/0 375,000/125,000 64,000/0	** ** $18,750/$6,250 $3,840/$0
Mark S. Pelizza(3)	—	—	9,360/0 7,700/0 9,000/0 375,000/125,000 32,400/0	** ** ** $18,750/$6,250 $1,944/$0
Thomas H. Ehrlich(4)	—	—	35,000/0 4,260/0 14,000/0 12,000/0 375,000/125,000 52,200/0	** ** ** ** $18,750/$6,250 $3,132/$0

**
Represents an option whose grant price is above the December 31, 2003 closing price on the Pink Sheets.

(1)
Based on the closing price on the Pink Sheets on December 31, 2003 less the grant prices of $4.13, $8.38, $6.88, $9.75, $7.125, $2.9375, $0.20, $0.19, $4.25 and $5.88, respectively.

(2)
Based on the closing price on the Pink Sheets on December 31, 2003 less the grant price of $5.50 $2.9375, $0.20 and $0.19, respectively.

(3)
Based on the closing price on the Pink Sheets on December 31, 2003 less the grant price of $9.75, $7.125 $2.9375, $0.20 and $0.19, respectively.

(4)
Based on the closing price on the Pink Sheets on December 31, 2003 less the grant price of $6.94, $9.75, $7.125 $2.9375, $0.20 and $0.19, respectively.

Director Compensation

        Under our 2004 Directors' Stock Option Plan adopted on June 2, 2004 ("2004 Directors' Plan"), each non-employee director received on the date of the plan's adoption an option to purchase 300,000 shares of Common Stock; each new non-employee director elected or appointed to the Board of Directors for the first time will be granted an option to purchase 100,000 shares of Common Stock; and, upon re-election of a non-employee director at an annual meeting of our stockholders or, in any year in which an annual meeting is not held, such director will be granted an option to purchase 100,000 shares of Common Stock. As of September 30, 2004, a total of 600,000 shares are reserved for issuance upon exercise of options granted under the 2004 Directors' Plan and 4,400,000 shares were reserved for issuance upon exercise of options that may be granted in the future. The 2004 Director's Plan replaces a previous plan under which no new option will be granted. Under the old plan a total of 34,000 shares are reserved for issuance upon exercise of outstanding options.

        Each of Mr. Erdahl and Mr. Ireland holds options to purchase 300,000 shares of Common Stock at $0.29 per share under the 2004 Director's Plan. Mr. Erdahl holds options covering 7,000 shares under the old plan. Mr. Ireland holds options covering 26,000 shares under the old plan. Mr. Willmott holds options covering 1,000 shares under the old plan, granted at a time before Mr. Willmott was an employee.

        In addition, Messrs. Ireland and Erdahl each hold an option expiring on June 19, 2011 to purchase 100,000 shares of Common Stock at $0.22 per share. Those options were not granted under the Directors' Plan.

        Compensation for 2003 to the non-employee directors was earned at the rate of $3,000 per quarter plus $1,000 per meeting attended of the Board and committees of the Board. The directors deferred a total of $54,000 in 2003 under the deferred compensation plans, which represented all of their compensation for that year. Effective April, 2004 directors earn $4,000 per quarter plus $1,200 per meeting attended. In addition, the Chairman of the Audit Committee earns $1,250 per quarter and each member of the audit committee earns $600 per meeting attended.

Compensation Committee Interlocks and Insider Participation

        We have a Compensation Committee to determine the compensation of the executive officers and to set the guidelines for compensation for our employees. During the fiscal year ended December 31, 2003, the Compensation Committee was comprised of Leland O. Erdahl and George R. Ireland. No member of the Compensation Committee has been or was during the fiscal year ended December 31, 2003, an officer or employee of any of our subsidiaries. In addition, no member of the Compensation Committee during the fiscal year ended December 31, 2003 had any relationship requiring disclosure under the caption "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" on page 32 of this Prospectus. No executive officer serves or served on the compensation committee of another entity during the fiscal year ended December 31, 2003 and no executive officer serves or served as a director of another entity who has or had an executive officer serving on the Compensation Committee.

Compensation Agreements with Key Executives

        In June 1997 we entered into Compensation Agreements with each of the executive officers named in the compensation table that provide that in the event of a change in control, the Chief Executive Officer and other executive officers will have certain rights and benefits for a period of thirty-six and twenty-four months, respectively, following such change in control. The agreements specify that the executive will continue to receive compensation and benefits for the remainder of the applicable period if we terminate the executive or if the executive terminates his employment following the occurrence of certain actions without the executive's consent. However, we are not obligated to provide such rights and benefits to the executive if the executive is terminated for cause.

Securities Authorized for Issuance Under Equity Compensation Plans

        Equity Compensation Plan Information.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by Stockholders(1)	3,585,661	$1.18	0
Equity compensation plans not approved by Stockholders	4,066,562	$0.21	4,898,074
Total	7,652,233	$0.67	4,898,074

(1)
Does not include 6,750,000 options issued in June 2004 under the 1995 Stock Incentive Plan, subject to approval of the Company's stockholders.

        Regarding equity compensation plans not approved by Stockholders, please see the above discussions of the Deferred Compensation Plans for 2000 through 2004 and the 2004 Directors' Stock Option Plan under this Section "EXECUTIVE COMPENSATION".

APPROVAL OF AMENDMENT TO
1995 STOCK INCENTIVE PLAN
(Proposal 1)

        On December 19, 1995, the Company's stockholders approved the Company's 1995 Stock Incentive Plan (the "Plan") for key employees of the Company. The 1995 Plan enables the Company to provide incentives to employees to perform well in a difficult and rapidly changing environment in the Uranium mining industry. The 1995 Plan originally authorized grants of incentive stock options and non-qualified options to purchase up to an aggregate of 750,000 shares of Common Stock. On June 5, 1998 and March 22, 2001 the stockholders approved amendments to the 1995 Plan to increase the number of shares subject to the 1995 Plan to 1,250,000 and then to 4,000,000.

        On June 2, 2004, the Board of Directors of the Company, subject to obtaining the approval of stockholders, adopted an amendment to the 1995 Plan to increase the number shares of Common Stock subject to the 1995 Plan to 12,000,000; and the Stock Option Committee of the Board of Directors issued to executive officers, subject to stockholder approval of the increase in shares eligible for issuance under the 1995 Plan, incentive stock options to purchase 6,028,000 shares at a price of $0.29 per share and non-qualified options to purchase 722,000 shares at $0.29 per share. See "Option Grant Since January 1, 2003."

        As of September 30, 2004 the Company had 37 employees eligible for participation under the 1995 Plan, and there were outstanding options to purchase an aggregate of 9,743,820 shares of Common Stock under the 1995 Plan.

        Pursuant to this Proxy Statement, the stockholders of the Company are being asked to consent to the amendment to the 1995 Plan. The consent of the holders of a majority of the shares as to which consents are submitted to the Company (but not less than a majority of the shares necessary to constitute a quorum at a meeting of stockholders) is required to amend the 1995 Plan. Such a quorum is present at a meeting of stockholders when 33 1/3% of the outstanding shares are present.

        The essential features of the 1995 Plan are outlined below, but such description is qualified in its entirety by reference to the 1995 Plan, which is attached hereto as Annex A.

        Types of Awards.    Under the 1995 Plan, the Company may grant awards of stock options to its key employees and to the key employees of its subsidiaries.

        Administration.    The 1995 Plan is administered by the Compensation Committee of the Board of Directors composed of no fewer than two disinterested members. Subject to the terms of the 1995 Plan, the Compensation Committee determines, among other matters, persons to whom awards are granted, type of award granted, number of options granted, vesting schedule, type of consideration to be paid to the Company upon exercise of options and the terms of any option (which cannot exceed ten years).

        Number of Shares.    The Company may issue options to purchase an aggregate of 12,000,000 shares of Common Stock under the 1995 Plan.

        Stock Option Terms.    The Company may grant both incentive stock options ("incentive stock options") intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and options which are not qualified as incentive stock options ("non-qualified options"). Incentive stock options may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant. The exercise price of incentive stock options granted to holders of more than 10% of the Common Stock must be at least 110% of the fair market value of the Common Stock on the date of grant, and the term of these options cannot exceed five years. The exercise price of non-qualified stock options will be determined by the Compensation Committee on the date of grant but may not be less than 85% of the fair market value of the Common Stock on that date.

        Options granted under the 1995 Plan are not transferable, otherwise than by will or the laws of descent and distribution, and during the lifetime of the option holder, options are exercisable only by such option holder. Stock options granted pursuant to the 1995 Plan terminate upon termination of employment, except that in the event of the death or permanent and total disability of the option holder, the option may be exercised by the holder (or his estate, as the case may be), until the first to occur of the expiration of the option period or the expiration of one year after the date of death or permanent or total disability, and except that upon an employees retirement stock options may be extended at the sole discretion of the Compensation Committee for a period of three months following retirement (but in no event beyond the expiration date of the option). The exercise price may be paid in cash, in shares of Common Stock (valued at fair market value at the date of exercise), by delivery of a promissory note or by a combination of such means of payment, as may be determined by the Compensation Committee.

        Change in Control; Adjustment in Number of Option Shares.    Upon a Change of Control (as defined in the 1995 Plan) of the Company, all stock options granted under the 1995 Plan will become exercisable in full. Also, in the event the number of outstanding shares of Common Stock is increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another company, whether as a result of a stock split, stock dividend, combination or exchange of shares, merger or otherwise, each share subject to an unexercised option will be substituted for the number and kind of shares of stock into which each share of outstanding Common Stock is to be changed or for which each such share is to be exchanged and the option price will be increased or decreased proportionately.

        Federal Income Tax Consequences—Stock Options.    Neither the Company nor the optionee will recognize taxable income or deduction for federal income tax purposes from the grant or exercise of an incentive stock option. When an optionee sells stock acquired upon exercise of an incentive stock option, the optionee will be taxed at long-term capital gain rates if the stock has been held for at least one year and the option was granted at least two years prior to the date of sale ("Holding Period Requirements"). If the optionee fails to meet the Holding Period Requirements, the difference between the exercise price and the fair market value of the stock at the time of exercise will be taxable to the optionee as ordinary income and the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee if the Company complies with applicable withholding requirements and if the amount qualifies as an ordinary and necessary business expense to the

Company. Although the optionee will not recognize taxable income for federal income tax purposes upon the exercise of an incentive stock option, the difference between the exercise price and fair market value of the shares at the time of exercise gives rise to an adjustment in calculating alternative minimum taxable income.

        Neither the Company nor the optionee will recognize taxable income or deduction from the grant of a non-qualified stock option. At the time of exercise of a non-qualified stock option, the optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock. The Company will be entitled to a deduction for tax purposes in an amount equal to the ordinary income recognized by the optionee, if the Company complies with applicable tax withholding requirements.

        Amendment of Plan.    The Board of Directors may at any time and from any time alter, amend, suspend, or discontinue the 1995 Plan, except no such action may be taken without stockholder approval which materially increases the benefits to participants under the 1995 Plan, materially increases the number of shares to be issued, materially extends the period for granting awards, or materially modifies the requirements as to eligibility. In addition, no such action may be taken which adversely affects the rights of a participant under the 1995 Plan without his consent.

        Vote Required for Approval of the Amendment to the 1995 Plan.    Approval of the amendment to the 1995 Plan requires the consent of a majority of the shares of Common Stock necessary to establish a quorum at a meeting of stockholders.

        Stockholders should note that because employee directors (subject to re-election and stockholder approval) may in the future receive stock options under the 1995 Plan, the current employee directors of the Company have a personal interest in the proposal and its approval by stockholders. However, the members of the Board of Directors believe that the amendment is in the best interests of the Company and its stockholders.

REQUIRED VOTE OF STOCKHOLDERS

        The increase in the number of shares eligible for issuance under the 1995 Plan requires amending the 1995 Plan. Approval of the amendment to the 1995 Plan requires the consent of the holders of a majority of the shares as to which consents are submitted to the Company (but not less than a majority of the shares necessary to constitute a quorum at a meeting of stockholders). Such a quorum is present at a meeting of stockholders when 33 1/3% of the outstanding shares are present.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS CONSENT TO THE AMENDMENT TO THE 1995 PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK ELIGIBLE FOR ISSUANCE UNDER THE 1995 PLAN.

STOCKHOLDER PROPOSALS

        Any proposals that stockholders of the Company desire to have presented at the 2005 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than December 15, 2004.

Lewisville, Texas
November 3, 2004

ANNEX A

URANIUM RESOURCES, INC.

AMENDED AND RESTATED
1995 STOCK INCENTIVE PLAN

        General.    This Stock Incentive Plan (the "Plan") provides eligible employees of Uranium Resources, Inc., (the "Company") with the opportunity to acquire or expand their equity interest in the Company by making available for purchase Common Shares, par value $.001 per share, of the Company ("Common Shares"), through the granting of nontransferable options to purchase Common Shares ("Stock Options"). It is intended that key employees may be granted, simultaneously or from time to time, Stock Options that qualify as incentive stock options ("Incentive Stock Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or Stock Options that do not so qualify ("Non-qualified Stock Options"). No provision of the Plan is intended or shall be construed to grant employees alternative rights in any Incentive Stock Option granted under the Plan so as to prevent such Option from qualifying under Section 422 of the Code.

        1.     Purpose of the Plan. The purpose of the Plan is to provide continuing incentives to key employees of the Company and of any subsidiary corporation of the Company, by encouraging such key employees to acquire new or additional share ownership in the Company, thereby increasing their proprietary interest in the Company's business and enhancing their personal interest in the Company's success.

        For purposes of the Plan, a "subsidiary corporation" consists of any corporation at least fifty percent (50%) of the voting power of all classes of the stock of which is directly or indirectly owned by the Company.

        2.     Effective Date of the Plan. The Plan shall become effective upon its adoption by the Board of Directors, subject to approval by holders of a majority of the outstanding shares of voting capital stock of the Company. If the Plan is not so approved within twelve (12) months after the date the Plan is adopted by the Board of Directors, the Plan and any grants made hereunder shall be null and void. However, if the Plan is so approved, no further shareholder approval shall be required with respect to the making of grants pursuant to the Plan, except as provided in Section 9 hereof.

        3.     Administration of the Plan. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company, or by any other committee selected by such Board of Directors by majority vote, which Compensation Committee or other committee shall be composed solely of no fewer than two (2) members of such Board of Directors who are "outside directors" as defined in Section 162(m) of the Code and the Regulations thereunder (the "Committee"). No person shall be appointed to the Committee who, during the one-year period immediately preceding such person's appointment to the Committee, has received any grants of Stock Options under the Plan or any similar stock option or stock incentive plan, other than a formula-based plan, maintained by the Company or any subsidiary corporation. A member of the Committee shall not be eligible to participate in this Plan while serving on the Committee.

        A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present (or acts unanimously approved in writing by the members of the Committee) shall constitute binding acts of the Committee.

        Subject to the terms and conditions of the Plan, the Committee shall be authorized and empowered:

          (a)   To select the key employees to whom grants may be made;

          (b)   To determine the number of Common Shares to be covered by any Grant;

          (c)   To prescribe the terms and conditions of any grants made under the Plan, and the form(s) and agreement(s) used in connection with such grants, which shall include agreements governing the granting of Stock Options;

          (d)   To determine the time or times when Stock Options will be granted and when they will terminate in whole or in part;

          (e)   To determine the time or times when Stock Options that are granted may be exercised;

          (f)    To determine, at the time a Stock Option is granted under the Plan, whether such Option is an Incentive Stock Option entitled to the benefits of Section 422 of the Code; and

          (g)   To establish any other Stock Option agreement provisions not inconsistent with the terms and conditions of the Plan or, where the Stock Option is an Incentive Stock Option, with the terms and conditions of Section 422 of the Code.

        4.     Employees Eligible for Grants. Grants may be made from time to time to those key employees of the Company or a subsidiary corporation, who are designated by the Committee in its sole and exclusive discretion. Key employees may include, but shall not necessarily be limited to, members of the Board of Directors (excluding members of the Committee), and officers, of the Company and any subsidiary corporation; however, Stock Options intended to qualify as Incentive Stock Options shall only be granted to key employees while actually employed by the Company or a subsidiary corporation. The Committee may grant more than one Stock Option to the same key employee. No Stock Option shall be granted to any key employee during any period of time when such key employee is on a leave of absence.

        5.     Shares Subject to the Plan. The shares to be issued pursuant to any Stock Option granted under the Plan shall be Common Shares. Either Common Shares held as treasury stock, or authorized and unissued Common Shares, or both, may be so issued, in such amount or amounts within the maximum limits of the Plan as the Board of Directors shall from time to time determine.

        Subject to the provisions of the next succeeding paragraph of this Section 5 and the provisions of Section 6(h), the aggregate number of Common Shares that can be actually issued under the Plan shall be twelve million (12,000,000) Common Shares. The number of shares with respect to which options may be granted to any key employee in any calendar year may not exceed 4,000,000 shares.

        If, at any time subsequent to the date of adoption of the Plan by the Board of Directors, the number of Common Shares are increased or decreased, or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or otherwise): (i) there shall automatically be substituted for each Common Share subject to an unexercised Stock Option (in whole or in part) granted under the Plan, the number and kind of shares of stock or other securities into which each outstanding Common Share shall be changed or for which each such Common Share shall be exchanged; and (ii) the option price per Common Share or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to a Stock Option shall remain the same as immediately prior to such event. In addition to the foregoing, the Committee shall be entitled in the event of any such increase, decrease or exchange of Common Shares to make other adjustments to the securities subject to a Stock Option, the provisions of the Plan, and to any related Stock Option agreements (including adjustments which may provide for the elimination of fractional shares), where necessary to preserve the terms and conditions of any grants hereunder.

        6.     Stock Option Provisions.

          (a)   General. The Committee may grant to key employees (also referred to as "optionees") nontransferable Stock Options that either qualify as Incentive Stock Options under Section 422 of the Code or do not so qualify. However, any Stock Option which is an Incentive Stock Option shall only be granted within 10 years from the earlier of (i) the date this Plan is adopted by the Board of Directors of the Company; or (ii) the date this Plan is approved by the shareholders of the Company.

          (b)   Stock Option Price. The option price per Common Share which may be purchased under an Incentive Stock Option under the Plan shall be determined by the Committee at the time of Grant, but shall not be less than one hundred percent (100%) of the fair market value of a Common Share, determined as of the date such Option is granted; however, if a key employee to whom an Incentive Stock Option is granted, at the time of the grant of such Option, owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary corporation within the meaning of Section 422(b)(6) of the Code (a "Substantial Shareholder"), the option price per Common Share of such Option, as determined by the Committee, shall not be less than one hundred ten percent (110%) of the fair market value of a Common Share on the date such Option is granted. The option price per Common Share under each Stock Option granted pursuant to the Plan which is not an Incentive Stock Option shall be determined by the Committee at the time of Grant. Except as specifically provided above, the fair market value of a Common Share shall be determined in accordance with procedures to be established by the Committee. The day on which the Committee approves the granting of a Stock Option shall be considered the date on which such Option is granted.

          (c)   Period of Stock Option. The Committee shall determine when each Stock Option is to expire. However, no Stock Option shall be exercisable by its terms for a period of more than ten (10) years from the date upon which such Option is granted. Further, no Incentive Stock Option granted to an employee who is a Substantial Shareholder at the time of the grant of such Option shall be exercisable by its terms after the expiration of (5) years from the date of grant of such Option.

          (d)   Limitation on Exercise and Transfer of Stock Options. Only the key employee to whom a Stock Option is granted may exercise such Option, except where a guardian or other legal representative has been duly appointed for such employee, and except as otherwise provided in the case of such employee's death. No Stock Option granted hereunder shall be transferable by an optionee other than by will or the laws of descent and distribution. No Stock Option granted hereunder may be pledged or hypothecated, nor shall any such Option be subject to execution, attachment or similar process.

          (e)   Employment, Holding Period Requirements For Certain Options. The Committee may condition any Stock Option granted hereunder upon the continued employment of the optionee by the Company or by a subsidiary corporation, and may make any such Stock Option immediately exercisable. However, the Committee will require that, from and after the date of grant of any Incentive Stock Option granted hereunder until the day three (3) months prior to the date such Option is exercised, such optionee must be an employee of the Company or of a subsidiary corporation, but always subject to the right of the Company or any such subsidiary corporation to terminate such optionee's employment during such period. Each Stock Option shall be subject to such additional restrictions as to the time and method of exercise as shall be prescribed by the Committee. Upon completion of such requirements, if any, a Stock Option or the appropriate portion thereof may be exercised in whole or in part from time to time during the option period; however, such exercise right(s) shall be limited to whole shares.

          (f)    Payment for Stock Option Price. A Stock Option shall be exercised by an optionee giving written notice to the Company of his intention to exercise the same, accompanied by full payment of the purchase price in cash or by check. The Committee may, in its sole discretion, approve other methods of exercise for a Stock Option or payment of the option price, provided that no such method shall cause any option granted under the Plan as an Incentive Stock Option to not qualify under Section 422 of the Code, or cause any Common Share issued in connection with the exercise of an option not to be a fully paid and non-assessable Common Share.

          (g)   Certain Reissuances of Stock Options. To the extent Common Shares are surrendered by an optionee in connection with the exercise of a Stock Option in accordance with Section 6(f), the Committee may in its sole discretion grant new Stock Options to such optionee (to the extent Common Shares remain available for grants), subject to the following terms and conditions:

            (i)    The number of Common Shares shall be equal to the number of Common Shares being surrendered by the optionee;

            (ii)   The option price per Common Share shall be equal to the fair market value of Common Shares, determined on the date of exercise of the Stock Options whose exercise caused such Grant; and

            (iii)  The terms and conditions of such Stock Options shall in all other respects replicate such terms and conditions of the Stock Options whose exercise caused such Grant, except to the extent such terms and conditions are determined to not be wholly consistent with the general provisions of this Section 6, or in conflict with the remaining provisions of this Plan.

          (h)   Limitation on Exercisable Incentive Stock Options. The aggregate fair market value of the Common Shares first becoming subject to exercise as Incentive Stock Options by a key employee during any given calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). Such aggregate fair market value shall be determined as of the date such Option is granted, taking into account, in the order in which granted, any other incentive stock options granted by the Company, or by a parent or subsidiary thereof.

        7.     Termination of Employment. If a key employee ceases to be an employee of the Company and every subsidiary corporation, for a reason other than death, retirement, or permanent and total disability, his Stock Options shall, unless extended by the Committee on or before his date of termination of employment, terminate on the effective date of such termination of employment. Neither the key employee nor any other person shall have any right after such date to exercise all or any part of his Stock Options.

        If termination of employment is due to death or permanent and total disability, then outstanding Stock Options may be exercised within the one (1) year period ending on the anniversary of such death or permanent and total disability. In the case of death, such outstanding Stock Options shall be exercised by such key employee's estate, or the person designated by such key employee by will, or as otherwise designated by the laws of descent and distribution. Notwithstanding the foregoing, in no event shall any Stock Option be exercisable after the expiration of the option period, and in the case of exercises made after a key employee's death, not to any greater extent than the key employee would have been entitled to exercise such Option at the time of his death.

        Subject to the discretion of the Committee, in the event a key employee terminates employment with the Company and all subsidiary corporations because of normal or early retirement, any then-outstanding Stock Options held by such key employee shall lapse at the earlier of the end of the term of such Stock Option or three (3) months after such retirement or permanent and total disability.

        In the event an employee of the Company or one of its subsidiary corporations is granted a leave of absence by the Company or such subsidiary corporation to enter military service or because of sickness, his employment with the Company or such subsidiary corporation shall not be considered terminated, and he shall be deemed an employee of the Company or such subsidiary corporation during such leave of absence or any extension thereof granted by the Company or such subsidiary corporation.

        8.     Change of Control. Upon the occurrence of a Change of Control (as defined below), notwithstanding any other provisions hereof or of any agreement to the contrary, all Stock Options granted under this Plan shall become immediately exercisable in full.

        For purposes of this Plan, a Change of Control shall be deemed to have occurred if: (i) a tender offer shall be made and consummated for the ownership of 25% or more of the outstanding voting securities of the Company; (ii) the Company shall be merged or consolidated with another corporation and, as a result of such merger or consolidation, less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company as the same shall have existed immediately prior to such merger or consolidation; or (iii) the Company shall sell substantially all of its assets to another corporation which is not a wholly owned subsidiary; or (iv) a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date hereof) of the Exchange Act, shall acquire, other than by reason of inheritance, fifty-one percent (51%) or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record). In making any such determination, transfers made by a person to an affiliate of such person (as determined by the Board of Directors of the Company), whether by gift, devise or otherwise, shall not be taken into account. For purposes of this Plan, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) as in effect on the date hereof pursuant to the Exchange Act.

        Notwithstanding the provisions of subparagraph (iv) of this Section, "person" as used in that subparagraph shall not include any holder who was the beneficial owner of more than ten percent (10%) of the voting securities of the Company on the date the Plan was adopted by the Board of Directors.

        9.     Amendments to Plan. The Committee is authorized to interpret this Plan and from time to time adopt any rules and regulations for carrying out this Plan that it may deem advisable. Subject to the approval of the Board of Directors of the Company, the Committee may at any time amend, modify, suspend or terminate this Plan. In no event, however, without the approval of shareholders, shall any action of the Committee or the Board of Directors result in:

          (a)   Materially amending, modifying or altering the eligibility requirements provided in Section 4 hereof; or

          (b)   Materially increasing, except as provided in Section 5 hereof, the maximum number of shares subject to Stock Options;

except to conform this Plan and any agreements made hereunder to changes in the Code or governing law.

        10.   Investment Representation, Approvals and Listing. The Committee may, if it deems appropriate, condition its grant of any Stock Option hereunder upon receipt of the following investment representation from the optionee:

    "I agree that any Common Shares of Uranium Resources, Inc., which I may acquire by virtue of this Stock Option shall be acquired for investment purposes only and not with a view to distribution or resale, and may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of by me unless (i) a registration statement or post-effective amendment to a registration statement under the Securities Act of 1933, as amended, with respect to said Common Shares has become effective so as to permit the sale or other disposition of said shares by me; or (ii) there is presented to Uranium Resources, Inc., an opinion of counsel satisfactory to Uranium Resources, Inc., to the effect that the sale or other proposed disposition of said Common Shares by me may lawfully be made otherwise than pursuant to an effective registration statement or post-effective amendment to a registration statement relating to the said shares under the Securities Act of 1933, as amended."

        The Company shall not be required to issue any certificate or certificates for Common Shares upon the exercise of any Stock Option granted under this Plan prior to (i) the obtaining of any approval from any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable; (ii) the admission of such shares to listing on any national securities exchange on which the Common Shares may be listed; (iii) the completion of any registration or other qualifications of the Common Shares under any state or federal law or ruling or regulations of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable or the determination by the Committee, in its sole discretion, that any registration or other qualification of the Common Shares is not necessary or advisable; and (iv) the obtaining of an investment representation from the optionee in the form stated above or in such other form as the Committee, in its sole discretion, shall determine to be adequate.

        11.   General Provisions. The form and substance of Stock Option agreements made hereunder, whether granted at the same or different times, need not be identical. Nothing in this Plan or in any agreement shall confer upon any employee any right to continue in the employ of the Company or any of its subsidiary corporations, to be entitled to any remuneration or benefits not set forth in this Plan or such Grant, or to interfere with or limit the right of the Company or any subsidiary corporation to terminate his employment at any time, with or without cause. Nothing contained in this Plan or in any Stock Option agreement shall be construed as entitling any optionee to any rights of a shareholder as a result of the grant of a Stock Option, until such time as Common Shares are actually issued to such optionee pursuant to the exercise of such Option. This Plan may be assumed by the successors and assigns of the Company. The liability of the Company under this Plan and any sale made hereunder is limited to the obligations set forth herein with respect to such sale and no term or provision of this Plan shall be construed to impose any liability on the Company in favor of any employee with respect to any loss, cost or expense which the employee may incur in connection with or arising out of any transaction in connection with this Plan. The cash proceeds received by the Company from the issuance of Common Shares pursuant to this Plan will be used for general corporate purposes. The expense of administering this Plan shall be borne by the Company. The captions and section numbers appearing in this Plan are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of this Plan.

        12.   Termination of This Plan. This Plan shall terminate on October 11, 2005 and thereafter no Stock Options shall be granted hereunder. All Stock Options outstanding at the time of termination of this Plan shall continue in full force and effect according to their terms and the terms and conditions of this Plan.

    As amended and restated on September 27, 2000 and approved by the stockholders on March 22, 2001 and as further amended and restated on June 2, 2004 and approved by the stockholders on            , 2004.

URANIUM RESOURCES, INC.

THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder of Uranium Resources, Inc., a Delaware corporation (the "Corporation"), acting pursuant to Section 228 of the Delaware General Corporation Law, as amended, and in lieu of a special meeting of the stockholders, hereby:

1.	(check one)	CONSENTS TO ☐
DOES NOT CONSENT TO ☐
ABSTAINS FROM ☐
the following action and resolution:

RESOLVED: That the Corporation's 1995 Stock Incentive Plan be and it is hereby amended to increase the number of shares of the Corporation's Common Stock, $0.001 par value per share, eligible for issuance under the Plan from 4,000,000 shares to 12,000,000 shares.

THIS CONSENT, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BECOME EFFECTIVE WHEN SUFFICIENT CONSENTS ARE RECEIVED BY THE CORPORATION TO APPROVE THE APPROPRIATE CORPORATE ACTION.

DATED:	, 2004

(Signature)
(Signature)

NOTE: PLEASE DATE AND SIGN THIS CONSENT EXACTLY AS YOUR NAME OR NAMES APPEAR ON THIS CONSENT. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, PERSONAL REPRESENTATIVE, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH. FOR A CORPORATION OR A PARTNERSHIP, PLEASE SIGN IN THE FULL CORPORATE NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER OR THE FULL PARTNERSHIP NAME BY AN AUTHORIZED PERSON, AS THE CASE MAY BE.

PLEASE SEND A FACSIMILE OF YOUR SIGNED AND DATED CONSENT TO THE ATTENTION OF THE SECRETARY OF THE COMPANY AT (972) 219-3311.

ALTERNATIVELY, YOU MAY MARK, SIGN, DATE, AND RETURN THIS CONSENT IN THE ENCLOSED ENVELOPE EITHER BY HAND OR BY MAIL.

URANIUM RESOURCES, INC.

THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned acting pursuant to Section 228 of the Delaware General Corporation Law, as amended, and in lieu of a special meeting of the stockholders, hereby:

1.	CONSENTS TO ☐	Shares:
	DOES NOT CONSENT TO ☐	Shares:
	ABSTAINS FROM ☐	Shares:
(as set forth on the report dated and attached hereto as Annex B)
the following action and resolution:

RESOLVED: That the Corporation's 1995 Stock Incentive Plan be and it is hereby amended to increase the number of shares of the Corporation's Common Stock, $0.001 par value per share, eligible for issuance under the Plan from to 4,000,000 shares to 12,000,000 shares.

THIS CONSENT, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BECOME EFFECTIVE WHEN SUFFICIENT CONSENTS ARE RECEIVED BY THE CORPORATION TO APPROVE THE APPROPRIATE CORPORATE ACTION.

DATED:	, 2004

CEDE & CO:
BY: EACH OF THE BROKERAGE FIRMS AND NOMINEES LISTED ON THE PROXY DATED , 2004 GRANTED BY CEDE & CO. TO SUCH BROKERAGE FIRMS AND NOMINEES AND ATTACHED HERETO AS ANNEX A:

BY: ADP FINANCIAL INFORMATION SERVICES, INC. PURSUANT TO POWERS OF ATTORNEY EXECUTED BY EACH BROKERAGE FIRM OR NOMINEE LISTED ON ANNEX A WHICH ARE IN FULL FORCE AN EFFECT AS OF THE DATE HEREOF AND ARE ON FILE WITH THE OFFICES OF ADP FINANCIAL INFORMATION SERVICES, INC.:
By:

Title:

NOTE: PLEASE DATE AND SIGN THIS CONSENT EXACTLY AS YOUR NAME OR NAMES APPEAR ON THIS CONSENT. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, PERSONAL REPRESENTATIVE, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH. FOR A CORPORATION OR A PARTNERSHIP, PLEASE SIGN IN THE FULL CORPORATE NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER OR THE FULL PARTNERSHIP NAME BY AN AUTHORIZED PERSON, AS THE CASE MAY BE.

PLEASE SEND A FACSIMILE OF YOUR SIGNED AND DATED CONSENT TO THE ATTENTION OF THE SECRETARY OF THE COMPANY AT (972) 219-3311.

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NOTICE OF SOLICITATION OF STOCKHOLDERS' CONSENTS
PROXY STATEMENT FOR SOLICITATION OF STOCKHOLDERS' CONSENTS
ACTION TO BE TAKEN BY CONSENT
VOTING SECURITIES
EXECUTIVE COMPENSATION
Summary Compensation Table
New Plan Benefits 1995 Stock Incentive Plan
APPROVAL OF AMENDMENT TO 1995 STOCK INCENTIVE PLAN (Proposal 1)
REQUIRED VOTE OF STOCKHOLDERS
STOCKHOLDER PROPOSALS
ANNEX A
AMENDED AND RESTATED 1995 STOCK INCENTIVE PLAN